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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Form 8-K/A dated June 15, 2000 of our report dated February 10, 2000, on our audits of the financial statements of Nucleus Consulting, Inc. as of December 31, 1999, 1998, and 1997, and for the years then ended.






Klayman & Korman, LLC
June 15, 2000